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                                                                      EXHIBIT 12

                           BLOUNT INTERNATIONAL, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN MILLIONS)

                                             FOR THE YEARS
                                            ENDED THE LAST         FOR THE       FOR THE      FOR THE    FOR THE    FOR THE
                                            DAY OF FEBRUARY       10 MONTHS     12 MONTHS    12 MONTHS   3 MONTHS   3 MONTHS
                                         ---------------------      ENDED         ENDED        ENDED      ENDED      ENDED
                                         1994    1995    1996    12/31/96(1)    12/31/96     12/31/97    3/31/97    3/31/98
                                         -----   -----   -----   -----------   -----------   ---------   --------   --------
                                                                               (Unaudited)                   (Unaudited)
                                                                    (Dollar amounts in millions)
Income from continuing operations
  before income taxes..................  $33.9   $67.4   $83.7      $69.6         $85.4       $ 93.7      $21.5      $22.3
Amortization of capitalized interest...    0.1     0.1     0.1        0.1           0.1          0.1         --         --
Amortization of debt expense...........    0.4     0.5     0.3        0.2           0.3          0.3        0.1        0.1
Interest expense.......................   10.9    10.6    10.5        7.7           9.6          9.2        2.1        3.0
Interest portion of rentals............    1.9     1.7     2.1        1.7           2.0          1.6        0.5        0.4
                                         -----   -----   -----      -----         -----       ------      -----      -----
  Earnings available for fixed
    charges............................  $47.2   $80.3   $96.7      $79.3         $97.4       $104.9      $24.2      $25.8
                                         =====   =====   =====      =====         =====       ======      =====      =====
Interest expense.......................  $10.9   $10.6   $10.5      $ 7.7         $ 9.6       $  9.2        2.1      $ 3.0
Amortization of capitalized interest...    0.1     0.1     0.1        0.1           0.1          0.1         --         --
Amortization of debt expense...........    0.4     0.5     0.3        0.2           0.3          0.3        0.1        0.1
Capitalized interest...................    0.1      --      --         --            --          0.2         --         --
Interest portion of rentals............    1.9     1.7     2.1        1.7           2.0          1.6        0.5        0.4
                                         -----   -----   -----      -----         -----       ------      -----      -----
  Fixed charges........................  $13.4   $12.9   $13.0      $ 9.7         $12.0       $ 11.4      $ 2.7      $ 3.5
                                         =====   =====   =====      =====         =====       ======      =====      =====
  Ratio of earnings to fixed charges...    3.5x    6.2x    7.4x       8.2x          8.1x         9.2x       8.9x       7.4x

Pro Forma ratio of earnings to fixed charges

                                                             FOR THE       FOR THE       FOR THE
                                                            10 MONTHS     12 MONTHS     3 MONTHS
                                                              ENDED         ENDED         ENDED
                                                           12/31/96(1)    12/31/97       3/31/98
                                                           -----------    ---------    -----------
                                                                                       (Unaudited)
Income from continuing operations before income taxes....     $70.7        $ 95.0         $22.5
Amortization of capitalized interest.....................       0.1           0.1            --
Amortization of debt expense.............................       0.2           0.2           0.1
Interest expense.........................................       6.6           8.0           2.8
Interest portion of rentals..............................       1.7           1.6           0.4
                                                              -----        ------         -----
     Earnings available for fixed charges................     $79.3        $104.9         $25.8
                                                              =====        ======         =====
Interest expense.........................................     $ 6.6        $  8.0         $ 2.8
Amortization of capitalized interest.....................       0.1           0.1            --
Amortization of debt expense.............................       0.2           0.2           0.1
Capitalized interest.....................................        --           0.1            --
Interest portion of rentals..............................       1.7           1.6           0.4
                                                              -----        ------         -----
     Fixed charges.......................................     $ 8.6        $ 10.0         $ 3.3
                                                              =====        ======         =====
Ratio of earnings to fixed charges.......................       9.2x         10.5x          7.8x

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(1) In April 1996, Blount changed its fiscal year from one ending on the last day of February to one ending on December 31.